ADDITIONAL SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION EXCLUDING LITIGATION SETTLEMENT (UNAUDITED)	Exhibit 99.3

(In thousands)

	Three Months Ended				Fiscal Years Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	March 31, 2024	March 31, 2023
	Supplemental Adjusted (1)	Supplemental Adjusted (2), (3)	Historic reported (3)	Historic reported (3), (6)	Supplemental Adjusted (6)	Supplemental Adjusted (3), (4), (5), (6)
Revenues:
Communication services
Aviation services	$215,641	$224,049	$236,008	$253,665	$929,363	$700,561
Government satcom services	165,784	169,843	176,311	168,048	679,986	649,997
Maritime services	137,242	130,428	130,121	124,196	521,987	505,655
Fixed services and other services	244,737	246,442	229,929	215,699	936,807	1,095,380

Total services	763,404	770,762	772,369	761,608	3,068,143	2,951,593
Total products	78,344	75,795	102,489	98,257	354,885	371,632

Total communication services revenues	841,748	846,557	874,858	859,865	3,423,028	3,323,225

Defense and advanced technologies
Total services	49,646	52,924	53,097	50,415	206,082	166,383

Information security and cyber defense products	56,676	82,378	72,115	90,887	302,056	181,591
Space and mission systems products	72,387	92,306	65,182	79,378	309,253	259,286
Tactical networking products	37,384	42,445	57,676	64,589	202,094	179,099
Advanced technologies and other products	3,438	13,546	5,611	4,879	27,474	9,230

Total products	169,885	230,675	200,584	239,733	840,877	629,206

Total defense and advanced technologies revenues	219,531	283,599	253,681	290,148	1,046,959	795,589
Elimination of intersegment revenues	—	—	—	—	—	—

Total revenues	$1,061,279	$1,130,156	$1,128,539	$1,150,013	$4,469,987	$4,118,814

Adjusted EBITDA:
Communication services	$319,739	$349,542	$333,110	$300,234	$1,302,625	$1,266,233
Defense and advanced technologies	27,677	136,748	50,000	57,501	271,926	185,946

Total Adjusted EBITDA	347,416	486,290	383,110	357,735	1,574,551	1,452,179
One-time litigation settlement contribution	—	(86,442)	—	—	(86,442)	(50,827)

Total Adjusted EBITDA excluding one-time litigation settlement contribution	$347,416	$399,848	$383,110	$357,735	$1,488,109	$1,401,352

(1)

The three months ended June 30, 2023, includes the results of operations of Inmarsat in the communication services segment for periods prior to the closing of the Inmarsat Acquisition on May 30, 2023, as well as certain adjustments and reclassifications to reflect purchase price accounting, to conform Inmarsat’s results of operations (which are reported in accordance with International Financial Reporting Standards (IFRS)) to GAAP, and to conform to the presentation of Viasat’s historical financial information. See Exhibit 99.2 for revenue adjustments and Adjusted EBITDA reconciliation.

(2)

Revenues and Adjusted EBITDA for the three months ended September 30, 2023 exclude $95 million and $86 million, respectively, of non-recurring catch-up contributions from the litigation settlement in advanced technologies and other products within our defense and advanced technologies segment.

(3)

See the reconciliation of historic reported Adjusted EBITDA for the three months ended September 30, 2023 (before giving effect to the exclusion of the litigation settlement amounts listed in note (2) above), December 31, 2023 and March 31, 2024, and for fiscal year 2023 (before giving effect to the exclusion of the litigation settlement amounts listed in note (5) below) at Exhibit 99.1.

(4)

The fiscal year ended March 31, 2023, includes the results of operations of Inmarsat in the communication services segment for a full fiscal year, period prior to the closing of the Inmarsat Acquisition on May 30, 2023, as well as certain adjustments and reclassifications to reflect purchase price accounting, to conform Inmarsat’s results of operations (which are reported in accordance with International Financial Reporting Standards (IFRS)) to GAAP, and to conform to the presentation of Viasat’s historical financial information. See Exhibit 99.2 for revenue adjustments and Adjusted EBITDA reconciliation.

(5)

Revenues and Adjusted EBITDA for the fiscal year ended March 31, 2023 exclude $56 million and $51 million, respectively, of non-recurring catch-up contributions from the litigation settlement in advanced technologies and other products within our defense and advanced technologies segment.

(6)	From continuing operations